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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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AFFYMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AFFYMETRIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2004

TO OUR STOCKHOLDERS:

        The 2004 annual meeting of stockholders of Affymetrix, Inc. will be held on Thursday, June 10, 2004, beginning at 4:00 p.m., local time, at 3380 Central Expressway, Santa Clara, California 95051, for the following purposes:

  1.
  To elect seven directors to serve until the next annual meeting of stockholders or until their successors are elected;

  2.
  To approve our Amended and Restated 2000 Equity Incentive Plan;

  3.
  To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004; and

  4.
  To transact such other business as may properly come before the meeting or any postponement or adjournment.

        These items of business are more fully described in the proxy statement accompanying this notice. Our Board of Directors has fixed the close of business on April 16, 2004, as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

By Order of the Board of Directors,
BARBARA A. CAULFIELD Secretary

Santa Clara, California
May 4, 2004

AFFYMETRIX, INC.
3380 CENTRAL EXPRESSWAY
SANTA CLARA, CALIFORNIA 95051
(408) 731-5000

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of Affymetrix, Inc. for use at our 2004 annual meeting of stockholders, or at any postponement or adjournment of the meeting.

        These proxy solicitation materials were mailed on or about May 4, 2004, together with our 2003 Annual Report to Stockholders and our Form 10-K, to all stockholders of record at the close of business on April 16, 2004.

ABOUT THE MEETING

When and where is the meeting being held?

        Our annual meeting of stockholders for 2004 is being held on Thursday, June 10, 2004, beginning at 4:00 p.m., local time, at 3380 Central Expressway, Santa Clara, California 95051.

What is the purpose of the annual meeting?

        At our 2004 annual meeting, stockholders will act on the matters outlined in the notice of annual meeting on the cover page of this proxy statement, namely,

  •
  the election of directors;

  •
  the approval of our Amended and Restated 2000 Equity Incentive Plan;

  •
  the ratification of the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year; and

  •
  any other matters that may properly be presented at the meeting.

Who is entitled to notice of and to vote at the meeting?

        You are entitled to receive notice of and to vote at our annual meeting (and any postponements or adjournments of the meeting) if our records indicate that you owned shares of our common stock at the close of business on April 16, 2004, the record date for the meeting. At the close of business on that date 60,384,367 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share held and you may vote on each matter to come before the meeting.

How do I vote?

        You can vote in person at the meeting or you can vote by proxy by completing and signing the accompanying proxy card and returning it to the Company. To assure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. If you are a registered stockholder and attend the meeting you may deliver your completed proxy card in person. If your shares are held in street name and you wish to vote at the meeting you will need to obtain a proxy from the institution that holds your shares.

Can I change my vote after I return my proxy card?

        Yes.  Even after you have submitted your proxy card, you may revoke it or change your vote at any time before the proxy is exercised by delivering to the Secretary of the Company either a written notice of revocation or a duly executed proxy card bearing a later date or time, or by attending the meeting and voting in person. Attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares through a bank or brokerage firm you may revoke a previously granted proxy or change previously given voting instructions by contacting the bank or brokerage firm, or by obtaining a legal proxy from the bank or brokerage firm and voting at the meeting.

What constitutes a quorum?

        The meeting will be held if a majority of the shares of common stock issued and outstanding on the record date are present at the meeting, either in person or by proxy. This is called a quorum for the transaction of business. At the record date, there were 60,384,367 shares of common stock issued and outstanding. Accordingly, the presence of the holders of common stock representing at least 30,192,184 shares will be required to establish a quorum.

        Your shares will be counted for purposes of determining if there is a quorum if you are present in person at the meeting, or have properly submitted a proxy card. Votes "for" and "against," "abstentions" and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Proxies received but marked as "abstentions" and "broker non-votes" will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum.

What vote is required to approve each item?

        The election of directors requires a plurality of the votes cast "for" the election of directors. "Plurality" means that the seven nominees who receive the highest number of votes will be elected as directors. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote except to the extent that the failure to vote for an individual results in another individual receiving a higher number of shares.

        The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to approve our Amended and Restated 2000 Equity Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year. If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

        In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast for the particular matter, they will have the same effect as negative votes or votes against that matter.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions with respect to a non-discretionary matter, your shares will not be voted on such matter and will not be counted as shares entitled to vote on such matter. However, shares represented by such "broker non-votes" will be counted in determining whether there is a quorum. As "broker non-votes" are not considered entitled to vote they will have no effect on the outcome other than by reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated.

What are the Board's recommendations?

        Our Board of Directors recommends that you vote:

        "FOR" the election of the seven directors;

        "FOR" our Amended and Restated 2000 Equity Incentive Plan; and

        "FOR" ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

When will the voting results be announced?

        The voting results will be announced at the meeting and published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2004.

Are we paying the cost of this proxy solicitation?

        We will pay the costs of the solicitation. We may request banks and brokers and other custodians, nominees and fiduciaries to solicit their customers who own our shares and will reimburse them for their reasonable out-of-pocket expenses. Our employees, directors, officers and others may solicit proxies on our behalf, personally or by telephone, without additional compensation. In addition, we have hired MacKenzie Partners, Inc. to serve as proxy solicitor. We will pay MacKenzie Partners a fee of $5,500, plus reasonable expenses, for these services.

Is the meeting being webcast?

        Yes.  If you choose to listen to the webcast, go to our website (www.affymetrix.com), in the Corporate Governance section under the Investors link, before the meeting time, and follow the instructions for downloading the webcast. If you miss the annual meeting, you can listen to a re-broadcast of the webcast until June 10, 2005.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

GOVERNANCE OF THE COMPANY

Who are the current members of the Board?

        The current members of the Board are set forth in Proposal No. 1 below under the heading "Election of Directors." Each of the current members has been nominated to stand for re-election at our annual meeting.

Is a majority of the directors independent?

        Yes.  As required by the listing standards of the National Association of Securities Dealers, or NASD, and our Corporate Governance Guidelines, a majority of the Board is "independent" as defined by the listing standards of the NASD, and the Board is required to make an affirmative determination at least annually as to the independence of each director. In February 2004, the Board determined that five of its seven members (namely, Paul Berg, John D. Diekman, Vernon R. Loucks Jr., David B. Singer and John A. Young) are independent. As required by NASD listing standards and our Corporate Governance Guidelines, the independent directors hold regularly scheduled meetings at which only independent directors are present.

How often did the Board meet in 2003?

        The Board held five meetings in 2003. Under our Corporate Governance Guidelines directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are expected to attend all Board meetings and committee meetings on which they serve and to prepare themselves for those meetings. During 2003 each director attended at least seventy-five percent of the aggregate of the meetings of the Board and each committee on which he or she served.

Does the Company have a policy with respect to attendance of directors at the annual meeting of stockholders?

        Under our Corporate Governance Guidelines directors are encouraged to attend our annual meeting of stockholders. Two of the directors attended last year's annual meeting.

What is the role of the Board's committees?

        The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Under our Corporate Governance Guidelines committee members are appointed by the Board based on the recommendation of the Nominating and Corporate Governance Committee, except for the Nominating and Corporate Governance Committee, which is appointed by the independent members of the Board.

        Audit Committee.    The function of the Audit Committee, as more fully set forth in its charter, is to assist the Board in fulfilling its responsibility to oversee our financial statements, our financial reporting process and our systems of internal accounting and financial controls. In February 2004, the Board revised the Audit Committee charter, a copy of which is included as Appendix A to this proxy statement and is also available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link.

        The Audit Committee consists of three members, Dr. Diekman, Mr. Loucks and Mr. Singer, its Chairman. The Board has determined that each of its members is independent within the meaning of the NASD listing standards, applicable SEC regulations and our Corporate Governance Guidelines and has the financial literacy required by the NASD listing standards. The Board has also determined that Mr. Singer is qualified as an "audit committee financial expert" within the meaning of applicable SEC regulations and has the accounting and related financial sophistication required by NASD listing standards. The Audit Committee held six meetings during 2003. The Audit Committee Report for 2003 is included below.

        Compensation Committee.    The Compensation Committee consists of two members, Dr. Berg and Mr. Young, its Chairman. Each of the members of the Compensation Committee is independent within the meaning of the NASD listing standards. The function of the Compensation Committee, as set forth in its charter and as described below under the heading "Report of the Compensation Committee," is to oversee our compensation policies generally, evaluate senior executive performance, oversee and determine compensation for senior executives, including our Chairman and Chief Executive Officer. A copy of the Compensation Committee charter, which was adopted in July 2003, is included as Appendix B to this proxy statement and is also available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link. The Compensation Committee held six meetings during 2003.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of two members, Dr. Diekman, its Chairman, and Mr. Young. Each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the NASD listing standards. As more fully set forth in its charter, adopted in July 2003, the

Nominating and Corporate Governance Committee is responsible for searching for and identifying director nominees and recommending them to the Board for election, recommending directors for appointment to the Board committees, establishing criteria for Board membership, evaluating the Board and its committees at least annually and recommending any proposed changes to the Board. In addition, the Nominating and Corporate Governance Committee is responsible for developing, evaluating the adequacy of and overseeing compliance with our Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommending any proposed changes to the Board. A copy of the Nominating and Corporate Governance Committee charter is included as Appendix C to this proxy statement and is also available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link. Our Corporate Governance Guidelines are available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link. The Nominating and Corporate Governance Committee held one meeting in 2003.

How are nominees for the Board selected?

        The Nominating and Corporate Governance Committee makes a periodic assessment of the Board and Board members. In making its assessment and in identifying and evaluating director nominees, the Committee will consider the membership criteria described below (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under applicable SEC regulations or NASD listing requirements), as well as the current challenges and needs of the Board and the Company. The Nominating and Corporate Governance Committee uses multiple sources for identifying and evaluating director nominees including referrals from current directors, recommendations by stockholders and input from third party executive search firms. In evaluating director nominees, the Nominating and Corporate Governance Committee evaluates all candidates under consideration, as it deems appropriate.

        The Nominating and Corporate Governance Committee charter requires the Committee to establish criteria for Board and committee membership. In February 2004, the Committee adopted the following membership criteria:

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  personal characteristics:

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  reputation for highest personal and professional ethics, integrity and values;

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  an inquiring and independent mind; and

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  practical wisdom and mature judgment

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  experience at the policy-making level in business, government, education, technology or public interest;

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  expertise that is useful to the Company and complementary to the background and experience of other Board members;

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  willingness to devote the required amount of time to perform the duties and responsibilities of Board membership;

  •
  commitment to serve on the Board over a period of several years to develop knowledge about our principal operations;

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  willingness and capacity to represent the best interests of all stockholders and objectively appraise management performance;

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  absence of involvement in activities or interests that create a conflict with the director's responsibilities to the Company and its stockholders.

Will the Nominating and Corporate Governance Committee consider director candidates nominated by stockholders?

        Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Corporate Secretary specifying the nominee's name and qualifications for Board membership and providing confirmation of the nominee's consent to serve as a director. Following verification of the stockholder status of the person submitting the recommendation, all properly submitted recommendations are brought to the attention of the Nominating and Corporate Governance Committee at a regularly scheduled Committee meeting. Stockholders also may nominate directors for election at our annual meeting of stockholders by following the provisions set forth in our bylaws.

        If a stockholder properly recommends a director nominee, the Nominating and Corporate Governance Committee will give due consideration to that nominee and will use the same criteria used for evaluating other director nominees, in addition to considering the information relating to the director nominee provided by the stockholder.

How do stockholders communicate with the Board?

        Stockholders and other parties interested in communicating directly with the Board of Directors may do so by writing to: Affymetrix, Inc., Attention: Board of Directors, 3380 Central Expressway, Santa Clara, CA 95051 or by electronic mail to: Affymetrix    BoardOfDirectors@affymetrix.com.

        In February 2004, the Board approved a process for handling correspondence received by the Company and addressed to the members of the Board. Under that process, the Corporate Secretary reviews all such correspondence and regularly forwards to the Board a summary of the correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees or that she otherwise determines requires the Board's attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Does the Company have a Code of Ethics?

        The Company strives to foster a culture of honesty, integrity and accountability. In July 2003, the Board adopted a Code of Business Conduct and Ethics, which sets forth our key guiding principles, policies and procedures for employment at the Company. The Code is applicable to all our directors, officers and employees, including our chief executive officer and chief financial officer. Additional policies, procedures and guidelines applicable to our employees can be found in our Compliance Manual. The Code of Business Conduct and Ethics is available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link. Stockholders may request a copy of the Code of Business Conduct and Ethics by sending an email request to investor@affymetrix.com. Waivers of the Code for executive officers and directors may be granted only by the Board and will promptly be disclosed to our stockholders. Waivers of the Code for other employees may only be granted by our General Counsel. Amendments to the Code must be approved by the Board and amendments of the Code applicable to the Chief Executive Officer and senior executive officers will also be promptly disclosed to our stockholders.

How are directors compensated?

        Cash.    Each non-employee director receives an annual cash retainer fee of $20,000 per year. Non-employee directors who serve on the Compensation Committee and the Nominating and

Corporate Governance Committee receive an additional annual fee of $10,000, with the chairman of each of these committees receiving an additional $3,000. Non-employee directors who serve on the Audit Committee receive an additional annual fee of $15,000, with the chairman receiving an additional $5,000. Additionally, in 2003, Dr. Berg received $33,250 as Board liaison to the Scientific Advisory Board.

        Options.    Under our Amended and Restated 1996 Non-Employee Directors' Stock Option Plan, or the Directors' Plan, each new director, who is neither an officer nor an employee, upon election receives an option to purchase 20,000 shares. Each of these options vests at the rate of one-half of the number of shares covered by the option on each of the first two anniversaries of the date of grant so long as the director is serving on the Board on each vesting date. In addition, under the Directors' Plan, on the date of the first Board meeting immediately following each annual stockholders meeting, each non-employee director is granted an option to purchase 10,000 shares provided that such director was (i) elected prior to March 1996; or (ii) if elected after March 1996, at least fifty-four (54) months have passed since the initial option grant to such director. Accordingly, all of the non-employee director nominees will receive options to purchase 10,000 shares at the directors meeting scheduled to be held on June 10, 2004, immediately following the annual stockholders meeting. The exercise price of all options granted under the Directors' Plan is the fair market value of the common stock at the date of grant and these options vest in full one year after the date of grant.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Our bylaws provide for a Board consisting of at least six but not more than eleven directors. The size of the Board is currently set at seven. The term of office of all of our seven current directors will expire at the 2004 annual meeting. Seven directors are to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, each of whom is currently a director and each of whom has consented to serve if elected. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. The Company is not presently aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

        The names of the nominees, and certain information about them as of the record date, are set forth below. The nominees were selected by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

Name	Age	Principal Occupation	Director Since
Stephen P.A. Fodor, Ph.D.	50	Founder, Chairman and Chief Executive Officer of Affymetrix, Inc.	1993
Susan E. Siegel	43	President and Member of the Board of Directors of Affymetrix, Inc.	2001
Paul Berg, Ph.D.	77	Cahill Professor in Cancer Research and Biochemistry, Emeritus, Director, Beckman Center, Emeritus Stanford University Medical School	1993
John D. Diekman, Ph.D.	61	Managing Partner, 5AM Ventures	1993
Vernon R. Loucks, Jr.	69	Chairman, The Aethena Group, LLC, Former Chairman and Chief Executive Officer, Baxter International, Inc.	1993
David B. Singer	41	Chairman, Oscient Pharmaceuticals Corporation	1993
John A. Young	71	President and Chief Executive Officer (Retired), Hewlett-Packard Company	1993

        Stephen P.A. Fodor, Ph.D., is the Founder, Chairman and Chief Executive Officer of the Company. Dr. Fodor has served as a director since 1993, Chief Executive Officer since 1997 and Chairman since 1999. At various times between 1993 and 1997, Dr. Fodor served as President, Chief Operating Officer and Chief Technology Officer. Dr. Fodor was Vice President and Director of Physical Sciences at the Affymax Research Institute from 1989 to 1993. Dr. Fodor is also the Chairman of the Board of Perlegen Sciences, Inc. ("Perlegen"), a genomics company formed in September 2000 by the Company and currently partly owned by the Company.

        Susan E. Siegel has been the President of the Company since August 1999 and has served as a director since June 2001. From April 1998 to August 1999, Ms. Siegel was Senior Vice President, Marketing and Sales of the Company. Prior to joining the Company, Ms. Siegel was part of the

Amersham Pharmacia Biotech organization where she served most recently as President for the Hoefer Pharmacia Biotech business unit. Prior to Amersham Pharmacia Biotech, Ms. Siegel was with E.I. Du Pont, Bio Image/Kodak and Bio Rad Laboratories.

        Paul Berg, Ph.D., has served as a director since 1993. Dr. Berg is Cahill Professor of Cancer Research and Biochemistry, Emeritus and Director, Emeritus of the Beckman Center for Molecular and Genetic Medicine at the Stanford University School of Medicine. He received the Nobel Prize in Chemistry in 1980 and the National Medal of Science in 1983 and is a member of the National Academy of Sciences, the Royal Society, London, and the French Academy of Sciences. Dr. Berg also serves as a member of our Scientific Advisory Board. Dr. Berg also serves as a director of Gilead Sciences, Inc. and is on the Advisory Board of DNAX Research Institute, a subsidiary of Schering-Plough Corp. Dr. Berg is also a member of the Scientific Advisory Boards of Perlegen and Burrill & Company.

        John D. Diekman, Ph.D., has served as a director since 1993. Dr. Diekman has served as a managing partner of 5AM Ventures, a life sciences investment partnership, since August 2002. From June 1998 until July 2002, Dr. Diekman served as a managing director of Bay City Capital, a life sciences merchant bank. Dr. Diekman served as Chairman of the Company from 1993 to August 1999 and served as Vice Chairman from July 1999 to December 1999. Dr. Diekman served as Chief Executive Officer of the Company from July 1995 to March 1997. Prior to such time, Dr. Diekman served as President and Chief Operating Officer of Affymax N.V. from 1991 to March 1995 and as Chairman of the Board of Affymax from 1994 to July 1995.

        Vernon R. Loucks, Jr. has served as a director since 1993. Mr. Loucks has served as Chairman of The Aethena Group, LLC, a private equity firm, since January 2001. From January 2003 to November 2003, Mr. Loucks served as Chief Executive Officer of Segway LLC, a company providing solutions to short- distance travel. From February 1998 through December 2000, Mr. Loucks served as Chairman of InLight, Inc. Mr. Loucks served as Chief Executive Officer of Baxter International, Inc. from 1980 to December 1998 and Chairman of Baxter from 1980 to December 1999. Mr. Loucks also serves as a director of Anheuser-Busch Companies, Inc., Emerson Electric Co. and Edwards Lifesciences Corporation.

        David B. Singer has served as a director since February 1993. Mr. Singer is Chairman of the Board of Oscient Pharmaceuticals Corporation, a company formed in February 2004 through the merger of GeneSoft Pharmaceuticals, Inc. and Genome Therapeutics Corp. Mr. Singer served as Chairman, Chief Executive Officer and a director of GeneSoft since September 1998. From May 1996 to July 1998, he served as Senior Vice President and Chief Financial Officer of Heartport, Inc. Mr. Singer was President and Chief Executive Officer of the Company from 1993 to June 1995 and served as Vice Chairman of the Company from July 1995 to April 1996. Mr. Singer is a founder of Corcept Therapeutics Inc. in August 1998 and has served as a director of Corcept Therapeutics since August 1998.

        John A. Young has served as a director since August 1993. Mr. Young retired as President and Chief Executive Officer of Hewlett-Packard Company in October 1992. Mr. Young serves as a director of Ciphergen Biosystems, Inc., ChevronTexaco Corporation, Lucent Technologies and Perlegen, and is a member of the National Academy of Engineering.

        There are no family relationships among directors or executive officers of the Company.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
APPROVAL OF THE AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

        Stockholders are being asked to approve the Amended and Restated 2000 Equity Incentive Plan (the "Amended 2000 Plan"), in the form attached hereto as Appendix D, in order to increase the number of shares reserved for issuance under the plan by 2,500,000 shares and to make other changes described below.

Overview of Plan Amendments

        The purpose of the Amended 2000 Plan is to promote the long-term success of Affymetrix and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The plan seeks to achieve this purpose by providing for awards in the form of restricted shares, stock units, stock options, stock appreciation rights ("SARs"), or other equity based awards. In furtherance of these purposes (and taking into account stockholders' interests), the Amended 2000 Plan includes the following changes from the current version of the plan:

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  Increased share availability by 2,500,000 shares.

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  Prohibition of repricings (whether directly or indirectly) without stockholder approval.

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  Specified performance goals for potential performance-based awards.

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  Vesting of time-vesting restricted stock over no less than three years.

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  Increased the maximum number of SARs that may be granted annually to 1,000,000 shares per person (in order to be consistent with the limitation on option grants).

Reasons for the Amendments

        The Amended 2000 Plan, which was adopted by the Board and approved by our stockholders in 2000, authorized the issuance of 5,000,000 shares (as adjusted for our two for one stock split in August 2000). We have not asked for approval of more shares from stockholders since that time. Neither the Amended 2000 Plan nor any of our other stock plans has an evergreen provision. As of December 31, 2003, there were outstanding options to purchase 4,844,978 shares under the Amended 2000 Plan with 21,178 shares available for future issuance. There were also outstanding options to purchase 5,230,265 shares under other stock plans, 1,160,579 shares available under our 1998 Stock Incentive Plan (which is limited to grants of nonstatutory stock options to non-officer employees) and 450,000 shares available under our 1996 Nonemployee Directors Stock Option Plan (which is limited to formula grants to our outside directors and expires in 2006).

        The Board believes that options and other equity-based incentives are important tools to enable us to attract and retain the best available candidates for positions at Affymetrix. We do not currently have enough shares available for issuance under the Amended 2000 Plan and our other stock plans to enable us to make sufficient equity compensation grants commensurate with our peers and competitors for the near future. As a result, without an increase in shares, we may lack the ability to attract and retain the best available personnel for positions of substantial responsibility (particularly in officer roles) and offer equity compensation that is commensurate with that of our peers and competitors.

        Stock-based compensation is a fundamental component of our compensation program. Our equity compensation program is designed to attract and retain employees, many of whom view equity incentives as a key component of their compensation. Stock-based compensation encourages and rewards employee performance and helps align employee interests with those of our stockholders. We currently grant stock options to new employees, upon the promotion of certain existing employees, and on a periodic supplemental basis to certain existing employees who are considered high performers. We need additional shares in order to ensure that we are able to continue to grant stock-based awards as we hire additional employees and to continue to motivate existing high performing employees and align their interests with those of our stockholders.

        The 2,500,000 shares requested represent approximately 4% of our outstanding common shares as of March 1, 2004. We have developed guidelines that we plan to continue to use for new hires and for annual performance based grants to employees that are determined to be top performers through our performance management process. We believe that these guidelines are commensurate with the companies that we consider to be our peers and competitors. While our employees continue to view equity compensation as a key component of their overall compensation, we are sensitive to the concerns of our stockholders regarding dilution.

        We believe that the Amended 2000 Plan contains provisions that are consistent with the interests of our stockholders and with our corporate governance practices:

  •
  No Stock Option Repricings. The Amended 2000 Plan prohibits the repricing of stock options without the approval of our stockholders. This provision applies to both direct repricings—lowering the exercise price of a stock option—and indirect repricings—canceling an outstanding stock option and granting a replacement stock option with a lower exercise price.

  •
  No Discount Stock Options. The Amended 2000 Plan prohibits the grant of stock options with an exercise price of less than the fair market value of our common stock on the date the stock option is granted.

  •
  No Evergreen Provision. The Amended 2000 Plan does not have an "evergreen" feature. This means we are asking for a specific number of shares now and will not increase that amount without stockholder approval.

  •
  Performance-Based Awards. The Compensation Committee will have the authority to structure awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals, as further described below.

Summary Description of the Amended 2000 Plan

        The primary features of the Amended 2000 Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the Amended 2000 Plan attached hereto as Appendix D.

        Number of Shares.    Affymetrix is requesting that an additional 2,500,000 shares of common stock be reserved for issuance. In general, if awards granted under the Amended 2000 Plan are forfeited or otherwise returned to Affymetrix (for example, through share withholding for taxes), then the corresponding common stock will again become available for grant.

        Eligibility.    Directors, employees and consultants of Affymetrix, its subsidiaries and its affiliates are eligible to be granted stock options, SARs, restricted shares and stock units.

        Administration.    The Amended 2000 Plan may be administered by the Board or by a committee of the Board. The Compensation Committee of the Board presently administers our stock plans. The Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, determine the type, number, vesting requirements and other features and conditions of each award, interpret the plan, and make all other decisions relating to the operation of the plan.

        Stock Options.    The Amended 2000 Plan permits the granting of stock options that are intended to qualify as incentive stock options ("ISOs") under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options ("NSOs") that do not so qualify. The option exercise price for any option will be determined by the Committee but will not be less than 100% of the fair market value of the common stock on the date of grant. The term of each option will be fixed by the Committee, but may not exceed ten years from the date of the grant. The Committee may modify, extend or assume outstanding options (except that the Committee may not directly or indirectly reprice outstanding options without stockholder approval). The Amended 2000 Plan provides that no optionee may receive options covering more than 1,000,000 shares in any calendar year.

        Stock Appreciation Rights.    SARs may be granted, entitling the holder upon exercise to receive an amount in any combination of cash or common stock of Affymetrix (as determined by the Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. The Amended 2000 Plan provides that no participant may receive SARs covering more than 1,000,000 shares in any calendar year. Affymetrix has granted options that may be convertible into stock-settled SARs with a base price equal to the exercise price of the option if the Board determines that no adverse accounting consequences would occur.

        Restricted Stock.    Restricted shares of the common stock may be sold or awarded by the Committee subject to such conditions and restrictions as they may determine which may include the attainment of performance goals. For any award that is to vest solely on the basis of employment, the award must vest over a minimum period of three years. To the extent that an award consists of newly issued restricted shares, the consideration will consist of cash, cash equivalents, or past services rendered, as the Committee may determine. The holders of restricted shares awarded under the Amended 2000 Plan will have the same voting, dividend and other rights as holders of common stock, except that restrictions on the use of dividends may be imposed.

        Stock Units.    Stock units representing the equivalent of shares of common stock (including restricted stock units) may be granted. Stock units have no voting rights unless and until shares of stock are issued pursuant to the terms of the stock unit award. Vesting and dividend rights of stock units are determined by the Committee. For any award that is to vest solely on the basis of employment, the award may vest over a minimum period of three years. No cash consideration is required to be paid by stock unit award recipients.

        Performance-Based Awards.    In order to assure that the compensation attributable to one or more issuances under the program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m) of the Code, the Committee will also have the authority to structure one or more share right awards so that the shares of common stock subject to those awards will be issuable upon the achievement of certain pre-established corporate performance goals. The performance goals may consist of any of the following: (1) net sales or product and product related revenue; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (3) net income or net income per Common Share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic value created; (8) operating margin; (9) share price or total stockholder return; and (10) strategic business criteria (including without limitation meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction; management of employment practices and employee benefits; supervision of information technology; and goals relating to acquisitions or divestitures of specified Affiliates or business units of the Company or of Affiliates). The Compensation Committee will determine the performance goals for any individual award and will be responsible for reviewing and approving the assessment of achievement of those goals. Performance-based awards granted to any person may not represent more than 500,000 shares in any calendar year. In the event of a cash-based performance award, the value of an award granted to any individual during any calendar year may not exceed $5,000,000.

        Other Equity-Based Awards.    The Committee may determine to grant other equity-based awards, subject to the terms of the Plan.

        Change of Control.    The Committee may determine, at the time of granting an award or thereafter, that such award will become exercisable or vested as to all or part of the shares of common stock subject to such award in the event that a change in control occurs with respect to Affymetrix or in the event that the recipient is subject to an involuntary termination after a change in control.

        Anti-Dilution Provisions.    In the event of a stock-split of the outstanding common stock or a dividend payable in common stock, a corresponding adjustment will be made automatically to the number or exercise price of the options, restricted shares, stock units or SARs awarded pursuant to the Amended 2000 Plan. The Committee may also make such adjustments as it deems appropriate in the event of a recapitalization, spin-off or other similar occurrence.

        Future of the Plan.    The Board may amend or terminate the Amended 2000 Plan at any time. If required by applicable law or regulation (including Nasdaq requirements), we will seek stockholder approval of the amendment.

New Plan Benefits

        Awards under the Amended 2000 Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Amended 2000 Plan. In 2003, none of our named executive officers received option grants, and our other employees as a group received options to purchase an aggregate of 387,350 shares.

Federal Income Tax Consequences

        Neither the optionee nor Affymetrix incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of our common stock on the date of exercise, and Affymetrix ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread when an NSO is exercised is subject to income tax withholding. Any additional gain or loss at the time of disposition of shares acquired on exercise of an NSO will be capital gain or loss.

        The tax treatment of a disposition of shares acquired on exercise of an ISO depends on how long the shares have been held. If the shares are sold more than two years after the option grant date and more than one year after the exercise date, then the optionee will recognize long-term capital gain. If the shares are sold before these two periods are satisfied, the optionee recognizes ordinary income equal to the "spread" on the date of exercise, and any additional gain or loss will be capital gain or loss. Affymetrix is not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable holding periods have been satisfied.

        To date, we have only granted stock options under the Plan. The Board or the Compensation Committee may in the future decide to grant other types of equity awards that may have different tax treatment than stock options. Generally, stock-based awards such as restricted stock, restricted units and SARs will be taxed as ordinary income to the recipient upon vesting or settlement, as applicable, with Affymetrix being eligible for a corresponding tax deduction.

        THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has appointed Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2004. Ernst & Young LLP have audited our financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Services provided to us by Ernst & Young LLP are described under "Fees Paid to Ernst & Young LLP" below.

        Stockholder ratification of the appointment of Ernst & Young LLP as our independent auditors is not required by our by-laws or otherwise. The Board, however, is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

Fees Paid to Ernst & Young LLP

        During fiscal year 2003 and fiscal year 2002, the aggregate fees billed by Ernst & Young LLP for professional services were as follows:

	Fiscal Year Ended
	December 31, 2003	December 31, 2002
Audit Fees(1)	$730,514	$515,160
Audit-Related Fees(2)	$122,504	$278,290
Tax Fees(3)	$208,692	$273,146
All Other Fees	$7,182	$0

(1)
Fees for audit services include fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally. Fiscal 2003 also includes fees associated with SEC registration statements, comfort letters and consents.

(2)
Audit-Related services consist primarily of accounting consultations on various transactions. Fiscal 2002 also includes fees associated with the assessment of our ERP application controls and security systems.

(3)
Tax services consist primarily of tax consultations and preparation of tax returns for the Company.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        As required by the Audit Committee charter, the Audit Committee pre-approves the engagement of Ernst & Young LLP for all audit and non-audit services. The Audit Committee annually reviews the audit and non-audit services performed by Ernst & Young LLP, and reviews and approves the fees charged by Ernst & Young LLP. The Audit Committee has considered the role of Ernst &Young LLP in providing tax and audit services and other non-audit services to the Company and has concluded that the provision of such services was compatible with the maintenance of Ernst & Young LLP's independence in the conduct of its auditing functions.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and is not deemed to be filed with the Securities and Exchange Commission, or the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

        Our Audit Committee charter, revised in February 2004, specifies that the function of the Audit Committee is to assist the Board in fulfilling its oversight responsibility relating to our financial statements and our financial reporting process and our systems of internal accounting and financial controls. The full text of the Audit Committee charter is attached to this proxy statement as Appendix A and is available on our website (www.affymetrix.com) in the Corporate Governance section under the Investors link.

        Management has the primary responsibility for our financial statements and our reporting process, including our systems of internal controls. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the Board and report the results of its activities to the Board.

        As part of its oversight of our financial statements, the Audit Committee reviewed and discussed both with management and our independent auditors, the annual and quarterly financial statements prior to their issuance. These reviews included discussion with the independent auditors of matters required to be discussed under Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), including discussions of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and discussed with the auditors their independence from the Company. Finally, the Audit Committee has considered and concluded that the provision of non-audit services, which are comprised of tax consultations, preparation of tax returns, and audit-related accounting consultations on various transactions by the independent auditors, is compatible with maintaining the auditor's independence.

        The Audit Committee met six times during fiscal 2003. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee meetings include, whenever appropriate, executive sessions with our independent auditors and with our internal auditors, in each case without the presence of our management. The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        The members of our Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of our Audit Committee rely without independent verification on the information provided to them and on the representations made to them by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that our financial statements are presented in accordance with generally accepted accounting principles or that our auditors are in fact "independent."

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended the ratification of the appointment of Ernst & Young LLP as our independent auditors.

        Respectfully submitted on April 20, 2004 by the members of the Audit Committee of the Board of Directors:

John D. Diekman, Ph.D.
Vernon R. Loucks, Jr.
David B. Singer, Chairman

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our shares of common stock as of March 31, 2004 by:

  •
  each person known to us to beneficially own more than five percent of our outstanding shares of common stock;

  •
  each director and nominee for director;

  •
  each of the officers named in the Summary Compensation Table below; and

  •
  all directors and executive officers as a group.

        Unless otherwise indicated, the address of each of the individuals named below is: c/o Affymetrix, Inc., 3380 Central Expressway, Santa Clara, California 95051.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)(2)
Greater than 5%
American Century Companies, Inc.(3) 4500 Main Street 9th Floor Kansas City, MO 64111	3,617,235	5.99%
AXA Financial, Inc.(4) 1290 Avenue of the Americas New York, NY 10104	5,997,053	9.94%
Barclays Global Investors, NA.(5) 45 Fremont Street San Francisco, CA 94105	3,690,903	6.12%
FMR Corp.(6) 82 Devonshire Street Boston, MA 02109	7,140,730	11.83%
Oppenheimer Funds, Inc.(7) Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281-1008	4,437,600	7.35%
OrbiMed Advisors LLC(8) 767 Third Avenue New York, NY 10017	3,693,000	6.12%
Directors and Named Executive Officers
Paul Berg, Ph.D.(9)	136,502	*
Barbara A. Caulfield(10)	210,000	*
John D. Diekman, Ph.D.(11)	270,548	*
Stephen P.A. Fodor, Ph.D.(12)	1,105,162	1.80%
Vernon R. Loucks Jr.(13)	101,760	*
Trevor J. Nicholls, Ph.D.(14)	37,500	*
Gregory T. Schiffman(15)	147,500	*
Susan E. Siegel(16)	521,000	*
David B. Singer(17)	80,998	*
John A. Young(18)	169,332	*
All directors and executive officers as a group (10 persons)(19)	2,780,302	4.44%

*
Represents beneficial ownership of less than one percent of the common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2004 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of other persons. The persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Percentage of beneficial ownership is based on 60,345,786 shares of common stock outstanding as of March 31, 2004.

(3)
Represents 3,617,235 shares held by American Century Companies, Inc. through its subsidiaries, American Century Investment Management, Inc. and American Century Mutual Funds, Inc., investment advisers. The foregoing information is based solely on representations made to us by American Century Companies and on a review of applicable filings made by American Century Companies with the SEC.

(4)
Pursuant to Rule 13(d) of the Securities Exchange Act, on behalf of AXA Financial, Inc. ("AXF") as set forth in Schedule 13G reported as of December 31, 2003; The Mutuelles AXA, as a group, ("The Mutuelles") an affiliate of AXF, has sole voting power with respect to 583 shares, and sole dispositive power with respect to 583 shares. Alliance Capital Management L.P. ("Alliance"), a subsidiary of AXF, has sole voting power with respect to 1,162,540 shares, shared voting power with respect to 4,274,935 shares, and sole dispositive power with respect to 5,996,470 shares. Alliance's shares are held by unaffiliated third-party client accounts and managed by Alliance, as investment advisor.

(5)
Represents 3,690,903 shares held by Barclays Global Investors, NA. through its affiliated entities. The foregoing information is based solely on representations made to us by Barclays Global Investors and on a review of applicable filings made by Barclays Global Investors with the SEC.

(6)
Represents 7,140,730 shares held by FMR Corp. through its subsidiaries, Fidelity Management & Research Company, Fidelity Growth Company Fund, Fidelity Management Trust Company, Strategic Advisers, Inc. and Edward C. Johnson 3d. The foregoing information is based solely on representations made to us by a review of applicable filings made by FMR Corp. with the SEC.

(7)
Represents 4,437,600 shares held by Oppenheimer Funds, Inc. as investment adviser for its various accounts. The foregoing information is based solely on representations made to us by Oppenheimer and on a review of applicable filings made by Oppenheimer with the SEC.

(8)
Represents 3,693,000 shares held by OrbiMed Advisors, Inc., through its subsidiaries, OrbiMed Capital, LLC, and OrbiMed Advisors, LLC, investment advisers, and Samuel D. Isaly as control person. The foregoing information is based solely on representations made to us by OrbiMed Advisors, Inc., and on a review of applicable filings made by them with the SEC.

(9)
Includes 71,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(10)
Represents 210,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(11)
Includes 63,752 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004, 126,398 shares held by John D. Diekman and Susan P. Diekman, as trustees of a revocable trust dated June 30, 1995, and 400 shares held in Mr. Diekman's retirement account.

(12)
Includes 1,042,892 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(13)
Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004 and 8,096 shares held by Mr. Loucks' wife.

(14)
Represents 37,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004

(15)
Represents 147,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(16)
Includes 511,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(17)
Includes 52,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004 and 2,000 shares held by Chevy Chase Circle Foundation, a charitable trust controlled by Mr. Singer.

(18)
Includes 86,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

(19)
Includes 2,243,642 shares issuable upon exercise of options exercisable within 60 days of March 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge, during the year ended December 31, 2003, all executive officers, directors and ten percent stockholders complied with all Section 16(a) filing requirements. This information is based solely on review of the copies of such reports furnished to us or written representations that no other reports were required.

MANAGEMENT

        Our executive officers, and their ages and positions are as follows:

Name	Age	Position
Stephen P.A. Fodor, Ph.D.	50	Founder, Chairman and Chief Executive Officer
Susan E. Siegel	43	President and Member of the Board of Directors
Barbara A. Caulfield	56	Executive Vice President and General Counsel
Gregory T. Schiffman	46	Senior Vice President and Chief Financial Officer
Trevor J. Nicholls, Ph.D.	47	Chief Commercial Officer, Global Operations

        Stephen P.A. Fodor, Ph.D. See "Election of Directors."

        Susan E. Siegel. See "Election of Directors."

        Barbara A. Caulfield, Esq. joined us in July 2001 as Executive Vice President and General Counsel. From 1994 until June 2001, Ms. Caulfield was a partner at the law firms of Latham & Watkins and Orrick, Herrington & Sutcliffe. Previously, Ms. Caulfield served as United States District Judge for the Northern District of California from 1991 to 1994. As a partner at Orrick, Herrington & Sutcliffe, Ms. Caulfield represented the Company in various legal matters. Orrick, Herrington & Sutcliffe continues to provide legal services to the Company from time to time.

        Gregory T. Schiffman joined us in March 2001 as Vice President, Finance and was appointed Vice President and Chief Financial Officer in August 2001. Mr. Schiffman was promoted to Senior Vice President in October 2002. Prior to joining us, Mr. Schiffman was Vice President, Controller of Applied Biosystems, Inc. from October 1998. From 1987 through 1998, Mr. Schiffman held various managerial and financial positions at Hewlett Packard Company. In February 2003, Mr. Schiffman became a director of IMPAC Medical Systems, Inc., a leading provider of integrated clinical and administrative management systems for cancer specialists.

        Trevor J. Nicholls, Ph.D. joined us in October 2002 as Chief Commercial Officer, Global Operations. From May 1997 to September 2002, Dr. Nicholls was Chief Executive Officer of Oxagen Ltd., a genomics company founded in 1997, as a spin-out from the University of Oxford. Prior to this Dr. Nicholls was Commercial Director of the life science business of Amersham International plc from 1991 to 1997 and worked in management consultancy with McKinsey and Co. between 1988 and 1991. From 1981 to 1988, Dr. Nicholls held a variety of European sales and marketing posts with Amersham International.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information concerning the compensation of our Chief Executive Officer, or CEO, and each of our four other most highly compensated executive officers during 2003, or collectively the Named Executive Officers, for services rendered in all capacities to the Company and its subsidiaries during fiscal years 2003, 2002 and 2001.

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year Ended 12/31	Salary($)	Bonus($)		Other Annual Compensation ($)(1)	Restricted Stock Awards ($)		Securities Underlying Options(#)	All Other Compensation ($)(2)
Stephen P. A. Fodor Founder, Chairman and Chief Executive Officer	2003 2002 2001	475,000 470,194 420,433	400,000 500,000 175,000		— — —	0 0 503,860	(3)	0 0 0	11,794 9,420 9,045
Susan E. Siegel President	2003 2002 2001	425,000 420,196 372,933	250,000 300,000 150,000		— — —	0 0 0		0 200,000 0	9,780 9,030 8,655
Barbara A. Caulfield Executive Vice President and General Counsel(4)	2003 2002 2001	362,984 350,000 155,256	170,000 192,500 200,000	(5)	— — —	0 0 0		0 0 350,000	13,354 4,027 748
Gregory T. Schiffman Senior Vice President and Chief Financial Officer(6)	2003 2002 2001	297,332 277,118 195,052	135,000 154,000 40,000		— — —	0 0 0		0 40,000 200,000	10,170 9,420 6,243
Trevor J. Nicholls Chief Commercial Officer, Global Operations(7)	2003 2002	340,000 78,462	135,000 91,250	(9)	— —	0 0		0 300,000	43,500 7,250	(8) (10)

(1)
In accordance with SEC rules perquisites totaling less than $50,000 or 10% of salary and bonus have been omitted.

(2)
Represents discretionary matching contributions made by the Company under its tax qualified employee savings and retirement plan commonly known as a 401(k) plan. Also includes premiums paid by the Company on term life insurance policies for the benefit of the named executive officers.

(3)
Represents a restricted stock grant in March 2001 to Dr. Fodor of 1,400,000 shares of Perlegen's common stock at a purchase price of $0.0001 per share with a fair market value of $0.36 per share at the time of grant. The shares vest 25% annually over four years.

(4)
Ms. Caulfield joined us in July 2001.

(5)
Includes a $150,000 sign-on bonus received by Ms. Caulfield on joining the Company in July 2001.

(6)
Mr. Schiffman joined us in March 2001.

(7)
Dr. Nicholls joined us in October 2002.

(8)
Includes $33,800 as compensation as the amount of interest forgiven by us on Dr. Nicholls' loan based on achievement of annual performance during 2003.

(9)
Includes a $50,000 sign-on bonus received by Dr. Nicholls on joining the Company in October 2002.

(10)
Represents Dr. Nicholls' relocation expenses for his move from the United Kingdom to the United States and automobile rental charges as part of his employment offer.

Option Grants and Exercises in Last Fiscal Year

        None of the Named Executive Officers were granted options during the last fiscal year. The following table sets forth information regarding stock options exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of December 31, 2003.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2003 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2003 Exercisable/Unexercisable($)(2)
Stephen P.A. Fodor	50,000	1,147,200	1,072,892/75,000	11,658,217/0
Susan E. Siegel	30,000	431,779	515,000/200,000	2,592,338/601,500
Barbara A. Caulfield	0	0	210,000/140,000	1,161,300/774,200
Gregory T. Schiffman	0	0	110,000/130,000	0/0
Trevor J. Nicholls	0	0	75,000/225,000	270,375/811,125

(1)
Based on the value of the common tock on the date of exercise minus the exercise price of the options multiplied by the number of shares underlying the option.

(2)
Assuming a stock price of $24.87 per share, which was the average of the high and the low trading price of a share of common stock, reported on the NASDAQ National Market on December 31, 2003.

Equity Compensation Plan Information

        The following table summarizes, as of December 31, 2003, the number of options issued under our stock option plans and the number of options available for future issuance under these plans.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	7,928,861	(1)	$25.0201	471,178
Equity compensation plans not approved by security holders(2)	2,146,382	(2)	$27.1657	1,167,210

Total	10,075,243		$25.4772	1,638,388

(1)
Includes shares subject to outstanding options under the Amended and Restated 1993 Stock Plan, the Amended and Restated 1996 Non-Employee Directors Stock Option Plan, and the Amended and Restated 2000 Equity Incentive Plan.

(2)
Includes shares subject to outstanding options under the 1998 Stock Incentive Plan, or the 1998 Stock Plan, the Affymetrix/GMS 1998 Stock Plan and the Affymetrix/Neomorphic 1998 Stock Plan.

Summary Description of Equity Compensation Plans Not Approved by Stockholders

  1998 Stock Incentive Plan

        In 1998, the Board adopted the Affymetrix 1998 Stock Incentive Plan, or the 1998 Stock Plan, under which nonqualified stock options and restricted stock may be granted to employees and outside consultants. Directors and individuals who are considered officers of the Company under the rules of the National Association of Securities Dealers are not eligible. Options granted under the 1998 Stock Plan expire no later than ten years from the date of grant. The option price is required to be at least 100% of the fair value of the common stock on the date of grant (110% in certain circumstances), as determined by the Board. Options may be granted with different vesting terms from time to time as determined by the Board. A total of 3,600,000 shares of common stock, less shares underlying options that have been granted, are authorized for issuance under the 1998 Stock Plan and no shares are subject to repurchase by the Company.

  Affymetrix/GMS 1998 Stock Plan

        On February 9, 2000, Affymetrix completed the acquisition of Genetic MicroSystems and assumed all options outstanding under a Genetic MicroSystems stock option plan, now the Affymetrix/GMS 1998 Stock Plan, or GMS Stock Plan, which if fully vested and exercised, would amount to 144,776 shares of common stock of the Company. No additional options are authorized for grant under the GMS Stock Plan. Options granted under the GMS Stock Plan expire no later than ten years from the date of grant.

  Affymetrix/Neomorphic 1998 Stock Plan

        On October 30, 2000, Affymetrix completed the acquisition of Neomorphic and assumed all options outstanding under a Neomorphic stock option plan, now the Affymetrix/Neomorphic 1998 Stock Plan, or Neomorphic Stock Plan, which if fully vested and exercised, would amount to 122,757 shares of common stock of the Company. No additional options are authorized for grant under the Neomorphic Stock Plan. Options granted under the Neomorphic Stock Plan expire no later than ten years from the date of grant.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Dr. Paul Berg and Mr. John A. Young served on the Compensation Committee during 2003. Neither of them is or was at any time an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure in this proxy statement. During 2003, none of our executive officers served on the compensation committee or board of another company one of whose executive officers served on our board or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE

        The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed to be filed with the Securities and Exchange Commission, or the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

        The Compensation Committee (the "Committee") of the Board of Directors is generally responsible for the design, structure and administration of the executive officers' compensation program. The Committee consists of two non-employee directors, Dr. Paul Berg and Mr. John A. Young. The Committee reviews compensation and stock grants recommended by the Chief Executive Officer (other than for himself) along with the basis for such recommendations, including performance reviews and competitive total compensation survey data. The Committee separately evaluates the performance of the Chief Executive Officer to help determine his compensation and stock grants. In determining compensation policies and decisions, management and the Committee have access to compensation and benefit surveys for biotechnology and high technology companies that compete with the Company in the recruitment of senior personnel. The Committee also engages the services of an Executive Compensation Consultant to provide them with an additional independent perspective on topics that come before the Committee for review.

  Compensation Policies

        The Committee has developed, with the Board, an executive compensation philosophy, which relates the level of compensation to the Company's success in meeting annual short-term and long-term performance goals, rewards individual achievement, and seeks to attract and retain highly qualified executives. The Company positions its executive compensation primarily to reflect the technological and business achievements of the Company during the year and the individual performance and contribution of each executive to the Company's performance for the year. The Committee is also aware of survey and published data reflecting the compensation for similar management positions at peer companies, which consist primarily of biotechnology and other high technology companies.

        Compensation for senior management consists of (i) cash compensation, including base salary and bonus components, which is based on factors such as the individual officer's level of responsibility in the Company for meeting the Company's strategic, technological, and financial objectives and (ii) long-term incentives afforded by stock options. The Company's stock option program is intended to align the interests of executives with the interests of the shareholders with respect to the long-term performance of the Company. The Committee has recommended the approval an increase in shares under the Company's Amended 2000 Plan as consistent with the Company's policies. Guidelines for executive stock option grants are developed through analysis of long-term incentive awards based on each individual executive's position, responsibilities, performance and contribution to the achievement of the Company's long-term goals and competitive stock option data from biotechnology and high technology companies.

  Chief Executive Officer's Compensation

        In determining Dr. Fodor's 2003 compensation, the Compensation Committee considered the above policies as well as Dr. Fodor's overall compensation package relative to the effectiveness of Dr. Fodor's leadership of the Company and the resulting success of the Company in attainment of specific strategic and financial objectives. These objectives were to enhance scientific and technological leadership, optimize organization for sustainable growth, expand our customer base, drive ease of use, and achieve financial targets. The Committee believes that the total compensation of the Company's Chief Executive Officer is competitive with compensation packages for chief executive officers at peer companies and reflects the Company's performance in 2003.

  Compensation of Other Executive Officers

        The 2003 compensation of other executive officers of the Company also took into account the above policies, including the individual contribution of each executive to the Company's performance during the year. With respect to cash compensation payable to its executive officers for 2003, the Committee benchmarked its total target cash compensation structure to survey data at the 75th percentile at peer companies. The Compensation Committee believes compensation for the Company's executive officers is competitive with the compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses of comparable size. The Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

  Section 162(m)

        The Company's policy generally is to utilize available tax deductions whenever appropriate, and the Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from such compensation. Stock options granted under our stock plans generally are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility of non-performance-based compensation paid to certain covered employees that exceeds $1 million in any year. The Committee believes that the best interests of the Company and its stockholders are served by executive compensation programs which encourage and promote the Company's principal compensation objective, enhancement of shareholder value, and permit the Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, the Company may from time to time pay compensation to its executive officers that may not be fully deductible. The Committee will continue to review the Company's executive compensation plans periodically to determine what changes, if any, should be made as the result of the limitation on deductibility.

                      Paul Berg, Ph.D.
                      John A. Young,                       Chairman

Stock Performance Graph

        The Stock Performance Graph and related disclosure are not soliciting material, are not deemed to be filed with the SEC, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Stockholder Return Comparison

        The graph below compares the cumulative total return* on our common stock for the period commencing on December 31, 1998 and ending December 31, 2003 compared to the CRSP Total Return Index for the NASDAQ National Market (U.S. companies) and the CRSP Total Return Index for the NASDAQ Pharmaceutical Stocks (SIC 283). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Comparison of Five-Year Cumulative Stockholder Return(*)

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
Affymetrix, Inc.	100.0	696.2	610.8	309.7	187.8	201.9
Nasdaq Stock Market (US Companies)	100.0	185.4	111.8	88.7	61.3	91.7
Nasdaq Pharmaceuticals Stocks (SIC 283)	100.0	188.6	235.2	200.4	129.5	189.9

*
Assumes $100 invested on December 31, 1998 in our common stock and in each index listed above. The total return for our common stock and the indices used assumes the reinvestment of dividends, even though dividends have never been declared on our common stock.

CERTAIN TRANSACTIONS

        In accordance with NASD listing standards, effective January 2004, the Board will conduct an appropriate review of all related party transactions required to be disclosed in this proxy statement for potential conflicts of interest situations on an ongoing basis and, effective January 2004, all such transactions will be approved by the Audit Committee.

Extensions of Credit

        During fiscal 2001 and 2002, the Company entered into agreements with certain of our executive officers to extend credit in connection with their joining the Company. After these extensions of credit were made, federal legislation was enacted prohibiting such extensions of credit to executive officers and accordingly, no future extensions of credit will be made by the Company, although the Company continues to honor its contractual obligations under pre-existing extensions of credit.

        In July 2001, we made an extension of credit to Ms. Caulfield, our Executive Vice President and General Counsel, of up to $1.2 million in connection with her joining the Company. In January 2004, Ms. Caulfield drew down the amount of $1.2 million under this extension of credit. Repayment is due on the earlier of January 2008 or the date Ms. Caulfield leaves the Company. Interest accrues at the IRS imputed rate of interest in effect on the first day of the loan and is payable by Ms. Caulfield starting in 2006.

        Under an extension of credit made by us on June 21, 2002, to Dr. Nicholls, our Chief Commercial Officer for Global Operations, we made a $1,000,000 secured loan to assist him in relocating his principal place of residence to the United States. The loan is due and payable on the earlier of January 7, 2008, the sale of the house or when Dr. Nicholls leaves the Company. Interest on the loan accrues at the rate equal to the IRS imputed rate per annum. In accordance with the terms of his extension of credit, up to 100% of the annual interest may be forgiven each year based on achievement of annual performance. In 2003, this resulted in interest of $33,800 being forgiven on this loan.

Director and Executive Officer Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Change in Control and Severance Plan

        The Company has a change in control and severance plan that provides for the treatment of outstanding options and the receipt of severance benefits for employees and directors in the event of a transaction resulting in a change of control.

        Under the plan, we are required to take any one or more of the following actions with respect to outstanding options in connection with a change of control:

  •
  provide that the options shall be assumed, or equivalent options substituted, by the acquiring or succeeding corporation;

  •
  following notice to the holders, provide that all of the unexercised options will become fully exercisable prior to the change of control and will terminate prior to the change of control to the extent unexercised; and/or

  •
  if, under the terms of the transaction, our stockholders are to receive cash for their shares, provide that all option holders be cashed out by receiving a cash payment equal to the difference between the amount received by stockholders and the exercise price of such option.

        Under certain circumstances, an employee who is terminated in connection with, or within 12 months following, a change of control will receive the full value of any unvested options as though vested as well as severance payments ranging from 3 months' salary to 18 months' salary (depending on the employee level), together with continued health benefits for the same period of time. To the extent that the law of the jurisdiction in which the employee is employed requires certain treatment with respect to options of employees who are terminated in connection with or within 12 months following a change of control, the employee will be entitled to the more beneficial treatment provided by the plan or applicable law.

        The plan may be amended by the Board at any time prior to a change of control.

Perlegen Sciences, Inc.

        We own approximately 38% of the stock of Perlegen Sciences, Inc., which is engaged in the business of scanning human genomes in an effort to identify variations and patterns within the human genome to discover genetic characteristics associated with disease and responsiveness to drug therapy. We formed Perlegen in 2000 as a wholly-owned subsidiary. As a result of private financings completed by Perlegen in 2001 and 2003 raising an aggregate of about $130 million, our interest was diluted to 53% and then to below 45%. Our interest was reduced to its current level as a result of our sale of shares for cash in December 2003. We also have certain commercial and licensing arrangements with Perlegen which are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

        Dr. Fodor, our chairman and CEO, also serves as chairman of Perlegen, and he holds shares representing approximately 1.56% of Perlegen's stock. We have the right to name two representatives to the Perlegen board of directors, and these positions are currently occupied by Dr. Fodor and Mr. Young, both members of our board of directors. Dr. Berg, who is another of our directors, is a member of Perlegen's scientific advisory board. Dr. Maxine F. Singer, who is the mother of Affymetrix director David B. Singer, is a member of Perlegen's board of directors. Mr. Young, Dr. Berg and Dr. Maxine F. Singer receive customary fees and hold options to purchase Perlegen stock as a result of their positions with Perlegen. Dr. Diekman and Dr. Berg, both members of our board of directors, each serve as trustees of separate trusts that invested an aggregate of approximately $552,000 in the private rounds of Perlegen financings in 2001 and 2003. Transactions between Perlegen and Affymetrix are overseen by a committee of the Affymetrix board of directors whose sole member is currently Mr. Loucks, who holds no position with or securities of Perlegen.

OTHER MATTERS

        We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders which are intended to be included in our proxy statement for our 2005 annual meeting must be received by us no later than January 4, 2005 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

        Stockholders intending to present a proposal at the 2005 annual meeting, but not to include the proposal in our proxy statement, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that a stockholder must submit a written notice of intent to present such a proposal to the Secretary at the our principal executive offices not less than 75 days prior to the first anniversary of the preceding year's annual meeting of stockholders (as long as the date of the annual meeting is not advanced more than 30 days or delayed more than 75 days after the anniversary date). Therefore, we must receive notice of such proposal for the 2005 annual meeting no later than March 27, 2005. If the notice is received after March 27, 2005, it will be considered untimely and we will not be required to present it at the 2005 annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
BARBARA A. CAULFIELD Secretary

May 4, 2004

APPENDIX A

Affymetrix, Inc.
Audit Committee Charter

1.0    Organization

        This charter governs the operations of the audit committee. The committee shall review the charter and conduct a self-evaluation at least annually and communicate the results to the Nominating and Corporate Governance Committee. The Audit Committee shall consist of at least three members, comprised solely of independent directors meeting the independence and experience requirements of NASDAQ. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chair of the Audit Committee.

2.0    Statement of Policy

        The audit committee shall exist as a committee of the Board of Directors to assist it in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process and the systems of internal accounting and financial controls. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company and in discharging its oversight role, take such actions as it deems appropriate including having the power to retain outside counsel or other experts for this purpose.

3.0    Responsibilities and Processes

        The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

        The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may change them as appropriate.

  •
  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall discuss with the auditors their independence from management and the Company and shall review and discuss with the independent auditors the formal written statement of the auditors delineating all relationships between the auditors and the company as required by the Independence Standards Board Standard 1. The committee shall take or recommend that the full Board take appropriate action to oversee the independence of the outside auditors.

  •
  Annually, the committee shall review financial management's recommendation with respect to changes in external auditors and bring a full recommendation to the Board regarding the

A-1

    selection of the Company's independent auditors, which shall be subject to shareholders' approval. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the independent auditors.

  •
  The committee has the sole authority to retain, oversee and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and permissible non-audit services to be provided by the independent auditors. The committee shall pre-approve the audit services and non-audit service before the accountant is engaged to render such services to be provided by the Company's independent auditors. The committee may consult with management in the decision making process, but may not delegate this authority to management. The committee may delegate its authority to pre-approve services to one or more committee members, provided that such designees present any such approvals to the full committee at the next committee meeting.

  •
  The committee shall discuss with financial management and the independent auditors the overall scope and plans for their respective annual audits including the adequacy of staffing and compensation.

  •
  The committee shall discuss with financial management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk where material financial exposure exists.

  •
  The committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted standards including SAS 61. The committee shall have the opportunity to meet at least quarterly with the independent auditors in a private session without management present to discuss the results of their annual audit.

  •
  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

  •
  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgments about the quality, not just acceptability, of accounting principals, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

  •
  At least annually, the committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan.

  •
  The Audit Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

  •
  The committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company's outside counsel or independent auditors to meet with any members of, or advisors to, the committee.

A-2

APPENDIX B

Affymetrix, Inc.
Compensation Committee Charter

Purpose

        The Compensation Committee is chartered by the Board of Directors of the Company to:

  •
  oversee the Company's compensation and benefits policies generally;

  •
  evaluate senior executive performance;

  •
  oversee and set compensation for the Company's senior executives; and

  •
  prepare the report on executive compensation that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Membership

        The Compensation Committee shall consist of at least two members who are independent directors, meeting the independence requirements of NASDAQ. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the Compensation Committee annually and as vacancies or newly created positions occur. Compensation Committee members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chair of the Compensation Committee.

Authority and Responsibilities

        In addition to any other responsibilities which may be assigned from time to time by the Board, the Compensation Committee is responsible for the following matters.

Compensation Policies

  •
  The Compensation Committee shall review and approve the Company's compensation and benefits policies generally (subject, if applicable, to shareholder ratification), including reviewing and approving any incentive-compensation plans and equity-based plans of the Company. In reviewing such compensation and benefits policies, the Compensation Committee may consider the recruitment, development, promotion, retention and compensation of senior executives and other employees of the Company and any other factors that it deems appropriate. The Compensation Committee shall report the results of such review and any action it takes with respect to the Company's compensation and benefits policies to the Board.

Executive Compensation

  •
  The Compensation Committee shall review and approve for each of the Company's senior executives his or her (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) any other compensation, ongoing perquisites or special benefit items. In so reviewing and approving executive compensation, the Compensation Committee shall, among other things:

  •
  apply corporate goals and objectives relevant to executive compensation;

    •
    evaluate each executive's performance in light of such goals and objectives and set each executive's compensation based on such evaluation and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation); and

    •
    determine any long-term incentive component of each executive's compensation based on awards given to such executive in past years, the Company's performance, shareholder return and the value of similar incentive awards at comparable companies and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

  •
  The Compensation Committee shall report the results of such review and any action it takes with respect to the compensation of the Company's senior executives to the Board.

  •
  The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of stock rights or options to any non-Section 16 officer of the Company under such of the Company's incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans and guidelines previously approved by the committee.

Director Compensation

  •
  The Compensation Committee shall review and recommend to the full Board for action compensation (including stock option grants and other equity-based compensation) for the Company's directors. In so reviewing and approving director compensation, the Compensation Committee shall, among other things:

  •
  evaluate director compensation;

  •
  consider the performance of the Board as evaluated by the Nominating and Corporate Governance Committee and set director compensation based on such evaluation and other factors the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation); and

  •
  determine any long-term incentive component of director compensation based on the awards given to directors in past years, the Company's performance, shareholder return and the value of similar incentive awards relative to such targets at comparable companies and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

Management Succession

  •
  The Compensation Committee shall, in consultation with the Company's CEO, periodically review and report to the Board on the Company's management succession planning including policies for CEO selection and succession in the event of the incapacitation, retirement or removal of the CEO, and evaluations of, and development plans for, any potential successors to the CEO.

Disclosure

  •
  The Compensation Committee shall prepare the report on executive compensation that Securities and Exchange Commission rules require to be included in the Company's annual proxy statement.

Reporting to the Board

  •
  The Compensation Committee shall report to the Board at each Board meeting. This report shall include a review of any recommendations or issues that arise with respect to Company compensation and benefits policies, executive compensation, management succession planning and any other matters that the Compensation Committee deems appropriate or is requested to be included by the Board.

  •
  At least annually, the Compensation Committee shall evaluate its own performance and report to the Nominating and Corporate Governance Committee on such evaluation.

  •
  The Compensation Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee.

Procedures

        The Compensation Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chairman of the Compensation Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter. No senior executive should attend that portion of any meeting where such executive's performance or compensation is discussed, unless specifically invited by the Compensation Committee. Under NASDAQ rules, meetings to determine the compensation of the CEO must be held in executive session. Meetings to determine the compensation of Section 16 officers other than the CEO may be attended by the CEO, but the CEO may not vote on these matters.

        The Compensation Committee has the sole authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or senior executive compensation, including sole authority to approve all such compensation consultant's fees and other retention terms.

        The Compensation Committee may delegate its authority to subcommittees or the Chairman of the Compensation Committee when it deems appropriate and in the best interests of the Company.

APPENDIX C

Affymetrix, Inc.
Nominating and Corporate Governance Committee Charter

Purpose

        The Nominating and Corporate Governance Committee (the "Committee") is created by the Board of Directors of the Company to:

  •
  identify individuals qualified to become Board members, and recommend to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

  •
  recommend directors for appointment to Board committees;

  •
  evaluate Board performance;

  •
  develop and evaluate on an ongoing basis the Corporate Governance Guidelines and Code of Business Conduct and Ethics of the Company and oversee compliance with such Guidelines and Code; and

  •
  recommend the Corporate Governance Guidelines and Code of Business Conduct and Ethics to the Board.

Membership

        The Committee shall consist of at least two members who are independent directors, meeting the independence requirements of NASDAQ. The majority of which shall be independent members. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Committee shall recommend to the Board, and the Board shall designate, the Chair of the Committee.

Authority and Responsibilities

        In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is responsible for the following matters:

Board/Committee Nominees

  •
  The Committee shall oversee searches for and identify qualified individuals for membership on the Company's Board of Directors.

  •
  The Committee shall establish criteria for Board and Board committee membership, including director independence, and shall recommend individuals for membership on the Company's Board of Directors and directors for appointment to the committees of the Board. In making its recommendations, the Committee shall:

  •
  review candidates' qualifications for membership on the Board or a committee of the Board (including making a specific determination as to the independence of each candidate) based on the criteria established by the Committee (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or NASDAQ rules for audit committee membership purposes);

  •
  in evaluating current directors for re-nomination to the Board or re-appointment to any Board committees, assess the performance of such director;

    •
    periodically review the composition of the Board and its committees in light of the current challenges and needs of the Board and each committee, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience;

    •
    consider rotation of committee members and committee Chairs; and

    •
    consider any other factors that are set forth in the Company's Corporate Governance Guidelines or are deemed appropriate by the Committee.

Evaluating the Board and Its Committees

  •
  At least annually, the Committee shall lead the Board in a self-evaluation to determine whether it and its committees are functioning effectively. The Committee shall evaluate all other committees. The Committee shall oversee the evaluation process and report on such process and the results of the evaluations, including any recommendations for proposed changes, to the Board. The Committee shall conduct periodic review of the committee charters and recommend any changes to the Board.

  •
  The Committee shall periodically review the size and responsibilities of the Board and its committees and recommend any proposed changes to the Board.

Corporate Governance Matters

  •
  The Committee shall develop and recommend to the Board the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company. At least annually, the Committee shall review and reassess the adequacy of such Corporate Governance Guidelines and Code of Business Conduct and Ethics and recommend any proposed changes to the Board.

  •
  The Committee shall be responsible for any tasks assigned to it in the Company's Corporate Governance Guidelines.

  •
  The Committee shall oversee compliance with the Company's Corporate Governance Guidelines and Code of Business Conduct and Ethics and report on such compliance to the Board. The Committee shall also review and consider any requests for waivers of the Company's Corporate Governance Guidelines or Code of Business Conduct and Ethics for the Company's directors, executive officers and other senior financial officers, and shall make a recommendation to the Board with respect to such request for a waiver.

  •
  The Committee shall review potential conflicts of interest involving directors and shall determine whether such director or directors may vote on any issue as to which there may be a conflict.

Reporting to the Board

  •
  The Committee shall report to the Board at each Board meeting. This report shall include a review of any recommendations or issues that arise with respect to Board or committee nominees or membership, Board performance, corporate governance or any other matters that the Committee deems appropriate or is requested to be included by the Board.

  •
  At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

  •
  The Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.

Procedures

        The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chair of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this charter.

        The Committee has the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, including sole authority to approve all such search firm's fees and other retention terms.

        The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company.

APPENDIX D

AFFYMETRIX, INC.

AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN

(AS ADOPTED EFFECTIVE MARCH 9, 2000
AND AMENDED AND RESTATED AS OF
                        , 2004)

D-i

ARTICLE 9. STOCK UNITS AND RESTRICTED STOCK UNITS		D-5
9.1	Stock Unit Agreement	D-5
9.2	Payment for Awards	D-5
9.3	Vesting Conditions	D-5
9.4	Voting and Dividend Rights	D-5
9.5	Form and Time of Settlement of Stock Units	D-6
9.6	Death of Recipient	D-6
9.7	Creditors' Rights	D-6
ARTICLE 10. OTHER EQUITY-BASED AWARDS		D-6
ARTICLE 11. PERFORMANCE-BASED AWARDS		D-7
11.1	Performance Awards Generally	D-7
11.2	Performance Awards Granted to Covered Employees	D-7
11.3	Written Determinations	D-8
ARTICLE 12. PROTECTION AGAINST DILUTION		D-8
12.1	Adjustments	D-8
12.2	Dissolution or Liquidation	D-9
12.3	Reorganizations	D-9
ARTICLE 13. DEFERRAL OF AWARDS		D-9
ARTICLE 14. AWARDS UNDER OTHER PLANS		D-9
ARTICLE 15. PAYMENT OF DIRECTOR'S FEES IN SECURITIES		D-10
15.1	Effective Date	D-10
15.2	Elections to Receive NSOs, Restricted Shares or Stock Units	D-10
15.3	Number and Terms of NSOs, Restricted Shares or Stock Units	D-10
ARTICLE 16. LIMITATION ON RIGHTS		D-10
16.1	Retention Rights	D-10
16.2	Stockholders' Rights	D-10
16.3	Regulatory Requirements	D-10
ARTICLE 17. WITHHOLDING TAXES		D-10
17.1	General	D-10
17.2	Share Withholding	D-10
ARTICLE 18. FUTURE OF THE PLAN		D-10
18.1	Term of the Plan	D-10
18.2	Amendment or Termination	D-11
ARTICLE 19. DEFINITIONS		D-11
ARTICLE 20. EXECUTION		D-13

D-ii

AFFYMETRIX, INC.

AMENDED AND RESTATED
2000 EQUITY INCENTIVE PLAN

ARTICLE 1.    INTRODUCTION.

        The Plan was adopted by the Board effective March 9, 2000 and amended and restated by the Board effective            , 2004. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

        The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except for choice-of-law provisions).

ARTICLE 2.    ADMINISTRATION.

        2.1.  Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, except as otherwise determined by the Board, the composition of the Committee shall satisfy:

          (a)   Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b)   Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

        2.2.  Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

        2.3.  Committee for Non-Officer Grants. The Board may also appoint another committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such other committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3.    SHARES AVAILABLE FOR GRANTS.

        3.1.  Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 7,500,000 plus (b) the additional

Common Shares described in Section 3.2. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 12.

        3.2.  Additional Shares. If Restricted Shares are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised, or if Common Shares are tendered or withheld in satisfaction or partial satisfaction of any tax withholding obligations, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares are forfeited or Common Shares are not issued pursuant to Stock Units, Options or SARs.

        3.3.  Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4.    ELIGIBILITY.

        4.1.  Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

        4.2.  Other Grants. Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5.    OPTIONS.

        5.1.  Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation.

        5.2.  Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 12. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

        5.3.  Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

        5.4.  Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

        5.5.  Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 12.3.

        5.6.  Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, except that the Company shall not effect a direct or indirect repricing of outstanding options (including through an offer to exchange options) without stockholder approval. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

        5.7.  Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.    PAYMENT FOR OPTION SHARES.

        6.1.  General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

          (a)   In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b)   In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6 in its sole discretion.

        6.2.  Surrender of Stock. To the extent permitted by the Committee, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

        6.3.  Exercise/Sale. To the extent permitted by the Committee, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

        6.4.  Other Forms of Payment. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.    STOCK APPRECIATION RIGHTS.

        7.1.  SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        7.2.  Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 12. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

        7.3.  Exercise Price. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        7.4.  Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded alone or in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

        7.5.  Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 12.3.

        7.6.  Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares underlying the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

        7.7.  Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8.    RESTRICTED SHARES.

        8.1.  Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted

Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

        8.2.  Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

        8.3.  Vesting Conditions. Each Award of Restricted Shares may be subject to vesting as determined by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. For any Award of Restricted Shares which is to vest solely on the basis of service or employment, a minimum period of three years (which may include vesting in installments over such three-year period) shall be required as condition to such vesting. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

        8.4.  Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9.    STOCK UNITS AND RESTRICTED STOCK UNITS.

        9.1.  Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

        9.2.  Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

        9.3.  Vesting Conditions. Each Award of Stock Units may be subject to vesting as determined by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. For any Award of Stock Units which is to vest solely on the basis of service or employment, a minimum period of three years (which may include vesting in installments over such three-year period) shall be required as condition to such vesting. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 12.3.

        9.4.  Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

        9.5.  Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 12.

        9.6.  Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

        9.7.  Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10.    OTHER EQUITY-BASED AWARDS.

        Subject to limitations under applicable law, the Committee is authorized to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, otherwise based on or related to, the Common Shares or factors that may influence the value of the Common Shares, (including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon the performance of the Company, a Participating Affiliate or a business unit of the Company or of a Participating Affiliate or any other factors designated by the Committee and awards valued by reference to the book value of Common Shares or the value of securities of or the performance of any such entity). The Committee shall determine the terms and conditions of such other awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Article 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms (including without limitation cash, Common Shares, other awards, notes or other property) as the Committee shall determine. Cash awards, as an element of or supplement to any other award under the Plan, may also be granted pursuant to this Article 10.

ARTICLE 11.    PERFORMANCE-BASED AWARDS.

        The Committee is authorized to grant performance awards denominated in cash, Common Shares, other awards or a combination thereof, subject to the following terms and conditions and to such other terms and conditions, not inconsistent herewith, as the Committee shall determine:

        11.1.     Performance Awards Generally. Performance awards granted under the Plan may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other award shall constitute a performance award by conditioning the right of a participant to exercise the award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited below in the case of a performance award intended to qualify as performance-based compensation (within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")).

        11.2.     Performance Awards Granted to Covered Employees. If the Committee determines that a performance award to be granted to an employee who is designated by the Committee as likely to be a covered employee (within the meaning of section 162(m) of the Code) should qualify as performance-based compensation, the grant, exercise and/or settlement of such performance award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this subsection. Common Shares awarded to any Participant in a single calendar year pursuant to this Article shall in no event pertain to more than 500,000 shares. In the event of a cash-based performance award, the value of an award granted to a Participant in any calendar year shall not exceed $5,000,000.

          (a)   Performance Goal. The performance goal for performance awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subsection. The performance goal shall be objective and shall otherwise meet the requirements of section 162(m) of the Code (including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain"). The Committee may determine that such performance awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such performance awards. Performance goals may differ for performance awards granted to any one participant or to different participants.

          (b)   Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for an Affiliate or a business unit of the Company or of an Affiliate shall be used by the Committee in establishing performance goals for performance awards: (1) net sales or product and product related revenue; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (3) net income or net income per Common Share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic value created; (8) operating margin; (9) share price or total stockholder return; and (10) strategic business criteria (including without limitation meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction; management of employment practices and employee benefits; supervision of information technology; and goals relating to acquisitions or divestitures of specified Affiliates or business units of the Company or of Affiliates). The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (c)   Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of performance awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such performance award or (ii) the time when 25% of such performance period has elapsed.

          (d)   Settlement of Performance Awards; Other Terms. Settlement of performance awards shall be in cash, Common Shares, other awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with performance awards, but may not exercise discretion to increase any such amount payable to a covered employee in respect of a performance award, subject to this subsection. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the performance award and other related awards do not, solely for that reason, fail to qualify as performance-based compensation. The Committee shall specify the circumstances in which performance awards shall be paid or forfeited in the event of termination of a participant's employment by or directorship or consultancy with the Company or an Affiliate or other event prior to the end of a performance period or settlement of such performance awards.

        11.3.     Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of performance awards and annual incentive awards, the level of actual achievement of the specified performance goals relating to performance awards and annual incentive awards and the amount of any final performance award and annual incentive award shall be recorded in writing in the case of performance awards intended to qualify under section 162(m) of the Code. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under section 162(m) of the Code, prior to settlement of each such award granted to a covered employee, that the performance objective relating to the performance award and other material terms of the award upon which settlement of the award was conditioned have been satisfied.

ARTICLE 12.    PROTECTION AGAINST DILUTION.

        12.1.     Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

          (a)   The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

          (b)   The limitations set forth in Sections 5.2 and 7.2;

          (c)   The number of Common Shares covered by each outstanding Option and SAR;

          (d)   The Exercise Price under each outstanding Option and SAR; or

          (e)   The number of Stock Units included in any prior Award which has not yet been settled.

        In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 12, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        12.2.     Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

        12.3.     Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

ARTICLE 13.    DEFERRAL OF AWARDS.

        The Committee (in its sole discretion) may permit or require a Participant to:

          (a)   Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

          (b)   Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

          (c)   Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 13.

ARTICLE 14.    AWARDS UNDER OTHER PLANS.

        The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 15.    PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

        15.1.     Effective Date. No provision of this Article 15 shall be effective unless and until the Board has determined to implement such provision.

        15.2.     Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan.

        15.3.     Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 16.    LIMITATION ON RIGHTS.

        16.1.     Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time.

        16.2.     Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

        16.3.     Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 17.    WITHHOLDING TAXES.

        17.1.     General. A Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any obligations of the Company to withhold income and employment taxes under applicable federal, state, local or foreign law in connection with Awards under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

        17.2.     Withholding in Shares. The Committee may permit such Participant to satisfy all or part of such tax withholding obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 18.    FUTURE OF THE PLAN.

        18.1.     Term of the Plan. The Plan, as set forth herein, became effective on March 9, 2000. The Plan shall remain in effect until it is terminated under Section 18.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company's stockholders.

        18.2.     Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 19.    DEFINITIONS.

        19.1.     "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

        19.2.     "Award" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

        19.3.     "Board" means the Company's Board of Directors, as constituted from time to time.

        19.4.     "Cause" shall mean (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

        19.5.     "Change in Control" shall mean:

          (a)   The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

          (b)   The sale, transfer or other disposition of all or substantially all of the Company's assets;

          (c)   A change in the composition of the Board, as a result of which fewer than 80% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

          (d)   Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the

  Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        19.6.     "Code" means the Internal Revenue Code of 1986, as amended.

        19.7.     "Committee" means a committee of the Board, as described in Article 2.

        19.8.     "Common Share" means one share of the common stock of the Company.

        19.9.     "Company" means Affymetrix, Inc., a Delaware corporation.

        19.10.     "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        19.11.     "Employee" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

        19.12.     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        19.13.     "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

        19.14.     "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

        19.15.     "Involuntary Termination" means the termination of the Participant's service by reason of:

          (a)   The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

          (b)   The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

        19.16.     "ISO" means an incentive stock option described in section 422(b) of the Code.

        19.17.     "NSO" means a stock option not described in sections 422 or 423 of the Code.

        19.18.     "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

        19.19.     "Optionee" means an individual or estate who holds an Option or SAR.

        19.20.     "Outside Director" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        19.21.     "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        19.22.     "Participant" means an individual or estate who holds an Award.

        19.23.     "Plan" means this Affymetrix, Inc. 2000 Equity Incentive Plan, as amended from time to time.

        19.24.     "Restricted Share" means a Common Share awarded under Article 8 of the Plan.

        19.25.     "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

        19.26.     "SAR" means a stock appreciation right granted under the Plan.

        19.27.     "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

        19.28.     "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

        19.29.     "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share or the right to receive a specified number of Common Shares (including restricted stock units), as awarded under the Plan.

        19.30.     "Stock Unit Agreement" means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

        19.31.     "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 20.    EXECUTION.

        To record the amendment and restatement of the Plan by the Board on            , 2004, the Company has caused its duly authorized officer to execute this document in the name of the Company.

AFFYMETRIX, INC.
By:
Name: Stephen P.A. Fodor, Ph.D.
Title: Chairman and Chief Executive Officer

\*/ Please Detach and Mail in the Envelope Provided \*/

AFFYMETRIX, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
JUNE 10, 2004

        The undersigned stockholder of Affymetrix, Inc., revoking all prior proxies, hereby appoints Barbara A. Caulfield, Stephen P. A. Fodor and Susan E. Siegel and each of them, with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of common stock held of record by the undersigned on April 16, 2004, at the Annual Meeting of Stockholders of the Company to be held on June 10, 2004 beginning at 4:00 p.m., local time, at 3380 Central Expressway, Santa Clara, California and any adjournments or postponements.

CHECK HERE FOR ADDRESS CHANGE ☐
NEW ADDRESS:

(CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

\*/ Please Detach and Mail in the Envelope Provided \*/
☒	Please mark votes as in this example
		VOTE FOR ALL NOMINEES (EXCEPT AS DIRECTED TO THE CONTRARY)	VOTE WITHHELD FROM ALL NOMINEES					FOR	ABSTAIN	AGAINST
1.	To elect as directors, to hold office	☐	☐	Nominees:	Stephen P.A. Fodor, Ph.D. Paul Berg, Ph.D. John D. Diekman, Ph.D.	2.	To approve our Amended and Restated 2000 Equity Incentive Plan.	☐	☐	☐
	until the next annual meeting of stockholders and until their successors are elected, the seven nominees listed to the right.				Vernon R. Loucks, Jr. Susan E. Siegel
					David B. Singer			FOR	ABSTAIN	AGAINST
	INSTRUCTIONS: To withhold vote for any individual nominee, write the nominee's name below:				John A. Young	3.	To ratify the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending December 31, 2004.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING.
Signature (title, if any)	Signature, if held jointly	Date:	, 2004	Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.
Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please have an authorized officer sign and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2004
PROXY STATEMENT FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
ABOUT THE MEETING
GOVERNANCE OF THE COMPANY
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF THE AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION
Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
REPORT OF THE COMPENSATION COMMITTEE
Stock Performance Graph
Comparison of Five-Year Cumulative Stockholder Return(*)
CERTAIN TRANSACTIONS
OTHER MATTERS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
  APPENDIX A
Affymetrix, Inc. Audit Committee Charter
  APPENDIX B
Affymetrix, Inc. Compensation Committee Charter
  APPENDIX C
Affymetrix, Inc. Nominating and Corporate Governance Committee Charter
  APPENDIX D
TABLE OF CONTENTS
AFFYMETRIX, INC. AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
AFFYMETRIX, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS JUNE 10, 2004